Exhibit 24.2

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, a director of Zipcar, Inc. (the “Company”), constitutes and appoints Scott W. Griffith and Edward G. Goldfinger, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Company’s Registration Statement on Form S-1, File No. 333-167220, under the Securities Act of 1933 in connection with the Company’s initial public offering and any subsequent registration statements pursuant to Rule 462 of the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Stephen M. Case Stephen M. Case	Director	December 17, 2010

/s/ John. J. Mahoney John J. Mahoney	Director	December 17, 2010